EXHIBIT 99.1

Repros Fully Enrolls Second Previously Announced Head to Head Study of Androxal(R) Versus the Leading Topical Testosterone Gel

  Company expects topline results by Q4 2014
  Study designed to allow comparison of performance of Androxal® to testosterone replacement in restoring and maintaining normal testicular function
  Timing of study completion expected to allow for submission with the planned filing of NDA in Q4 2014

THE WOODLANDS, Texas, May 13, 2014 (GLOBE NEWSWIRE) -- Repros Therapeutics Inc® (Nasdaq:RPRX) today announced it has reached the enrollment goal of 120 subjects in the second of two previously announced head-to-head studies, ZA-304, comparing Androxal® to the leading U.S. testosterone replacement therapy. The two identical pivotal studies, ZA-304 and the previously enrolled ZA-305, were initiated in January 2014.

Each study is designed to enroll 120 men, 40 each into three parallel arms: Androxal®, approved topical gel and placebo. All three arms are blinded and "double dummied," meaning men will receive both an active dose and a placebo mimicking the other active. Men on placebo will receive two placebos, one for each active. The studies are of 17 week duration, 16 weeks dosing and 1 week follow-up.

Men (≤60 years of age) enrolled in the studies must exhibit sperm counts in the normal range at baseline (>15 million/mL) on two separate days separated by at least two days. Men also must exhibit morning testosterone of <300 ng/dL on two separate assessments to be eligible to enter each study.

The co-primary endpoints of the studies compare the semen concentration outcome of subjects treated with Androxal® to those treated with the topical gel. One endpoint compares the proportion of subjects whose semen concentrations are below 10 million/mL after 16 weeks of treatment and the second compares the percentage change from baseline in semen concentration after 16 weeks of treatment. Based on results from previous Repros studies, the Company believes both studies are suitably powered (greater than 80% power, alpha=0.05) to meet these two endpoints.

A variety of different efficacy and safety comparisons are also being made. These include excursions of testosterone outside of the normal range as well as impact on testosterone levels after the study drug is stopped. Safety assessments will include impact on hematocrit, an important cardiovascular safety marker.

The first fully enrolled study, ZA-305, was recruited at 10 clinical sites and randomized 127 subjects. This second study, ZA-304, has randomized 120 subjects at 16 clinical sites and may ultimately include as many as 128 subjects.

Joseph Podolski, President and CEO of Repros Therapeutics, commented, "The completion of enrollment represents an outstanding effort by our clinical development team. The rapid recruitment should enable us to meet our NDA timeline goals and demonstrates that the secondary hypogonadal population of men with normal sperm concentration is highly prevalent."

About Repros Therapeutics Inc.

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

Any statements made by the Company that are not historical facts contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," "plan," "seek," "could," "can," "should" or similar expressions. These statements are based on assumptions that the Company has made in light of the Company's experience in the industry, as well as the Company's perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to planned clinical studies and the timing and nature of the results thereof, the impact of the studies on the Androxal® label and the commercial potential of Androxal® and the timing of the Company's expected filing of an NDA for Androxal®. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from those expressed or implied by such forward-looking statements, including the ability to have success in the clinical development of the Company's technologies, the reliability of interim results to predict final study outcomes, the ability to protect the Company's intellectual property rights and such other risks as are identified in the Company's most recent Annual Report on Form 10-K and in any subsequent quarterly reports on Form 10-Q. These documents are available on request from Repros Therapeutics or at www.sec.gov. Repros disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please visit the Company's website at http://www.reprosrx.com.

CONTACT: Investor Relations:
         Thomas Hoffmann
         The Trout Group
         (646) 378-2931
         thoffmann@troutgroup.com